                                                                    Exhibit 4.6

                             CERTIFICATE OF TRUST

                                      OF

                              MELLON CAPITAL III


     THIS Certificate of Trust of Mellon Capital III (the "Trust"), dated December 3, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).
    ------                ------

     1.  Name. The name of the business trust being formed hereby is Mellon
         ----
Capital III.

     2. Delaware Trustee. The name and business address of the trustee of
        ---------------
the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                     CHASE MANHATTAN BANK DELAWARE,
                                       as Trustee


                                     By:     /s/ John J. Cashin
                                        ------------------------------------
                                     Name:   John J. Cashin
                                     Title:  Senior Trust Officer